                                                                     EXHIBIT 4.7

                                                                 AUGUST 16, 1996

                               SECOND AMENDMENT
                                      TO
                        SECURITIES PURCHASED AGREEMENTS

     This Second Amendment dated as of August 16, 1996 (this "Second Amendment") to the separate Securities Purchase Agreements each dated as of July 29, 1996 is between Control Devices, Inc., an Indiana corporation (the "Company") and each of the institutions which is a signatory to this Second Amendment (collectively, the "Securityholders").

RECITALS:

     A. The Company and certain of the Securityholders have heretofore entered into separate and several Securities Purchase Agreements each dated as of July 29, 1996 which were amended by a First Amendment to Securities Purchase Agreements and Senior Revolving Credit Notes dated March 29, 1996 (collectively, the "Securities Purchase Agreements"). The Securityholders are the holders of 100% of the outstanding Notes, Preferred Shares, Purchased Common Shares and Warrants issued pursuant to the Securities Purchase Agreements.

     B. The Company is contemplating an initial public offering of shares of the Company ("IPO").

     C. In connection with the IPO, the Company and the Investors desire to amend the Securities Purchase Agreements as contemplated hereby.

     D. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Securities Purchase Agreements unless herein defined or the context shall otherwise require.

     E. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     NOW THEREFORE, the Company and the Securityholders, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows:

     1. Amendments. Subject to, and effective upon, the closing of an initial public offering of common shares of the Company on or before December 31, 1996 and the repayment of all amounts due on the Notes, including principal, interest and penalties, if any:

     (a) the Revolving Credit Facility contemplated by Section 12 of the Securities Purchase Agreements shall be terminated and Sections 7, 8, 9, 10, 12, 13, 14, 17, 18, 19(a)(i), and 20 of the Securities Purchase Agreements shall be deleted in their entirety; and

     (b)  the Securities Purchase Agreements shall be amended to add a new
Section 7 which shall read as follows:

     "Section 7. Financial Statements and Information.  So long as the
      ---------- ------------------------------------
     Securityholders shall hold any Securities, the Company shall furnish to the Securityholders within 15 days after it files them with the United States Securities and Exchange Commission (the "SEC"), copies of the annual reports and quarterly reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Securityholders, within 15 days after it would have been required to file with the SEC if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, (i) annual consolidated financial statements, including any notes thereto (with an auditors' report by a nationally recognized firm of independent certified public accountants) and (ii) quarterly consolidated financial statements comparable to that which the Company would have been required to include in such quarterly reports filed with the SEC."; and

     (c)  the Securities Purchase Agreements shall be amended to add a new
Section 30 which shall read as follows:

     Section 30.  11% Cumulative Preferred Shares.  The Company shall
     -----------  --------------------------------
not amend the terms of the 11% Cumulative Preferred Shares.

     2. Fractional Shares. The Investors hereby agree to forfeit any fractional
     -  -----------------
Class B Shares represented by certificates registered to any of them (the "Outstanding Certificates") and to forfeit the right to purchase any fractional share represented by any warrant of CDI registered to any of them (the "Warrants"). Upon request, the Investors agree to surrender the Outstanding Certificates and the Warrants and CDI agrees to issue to the Investors, upon such surrender, new certificates representing the next whole number of Common Shares less than the number of Class B Shares represented by each Outstanding Certificate, and to issue new Warrants representing the right to purchase the next whole number of Class B Shares less than the number of Class B Shares purchasable upon exercise of each Warrant.

     3.    Due Execution:  Representations.  The Company represents and
           -------------------------------
warrants to the Securityholders that (a) this Second Amendment has been duly and validly executed and delivered, and is a valid and binding obligation of the Company enforceable in accordance with its terms; and (b) no Default or Event of Default (as defined in the Securities Purchase Agreements) has occurred and is continuing.

     4.    Miscellaneous
           -------------

     4.1. This Second Amendment shall be construed in connection with and as part of each of the Securities Purchase Agreements and the Securities, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Securities Purchase Agreements and the other Operative Documents are hereby ratified and shall be and remain in full force and effect.

     4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the effectiveness of this Second Amendment may refer to the Securities Purchase Agreements and the other Operative Documents without making specific reference to this Second Amendment, but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

     4.3. The descriptive headings of the various sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     4.4. This Second Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     4.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

                                           CONTROL DEVICES, INC.


                                    By:
                                       --------------------------------------
                                        Bruce D. Atkinson, CEO & President
Accepted and Agreed To:

MASSMUTUAL CORPORATE                         MASSACHUSETTS MUTUAL LIFE
VALUE PARTNERS LIMITED                           INSURANCE COMPANY


By: Massachusetts Mutual Life
     Insurance Company, as          By:
     Investment Advisor                 -------------------------------------

                                    Its:
By:                                     -------------------------------------
    --------------------------

Its:
    --------------------------
     MASSMUTUAL CORPORATE                        MASSMUTUAL PARTICIPATION
     INVESTORSINVESTORS

By:                                 By:
    --------------------------          -------------------------------------
Its:                                Its:
    --------------------------          -------------------------------------

The foregoing is executed on behalf    The foregoing is executed on behalf
of MassMutual Corporate Investors,     MassMutual Participation Investors,
organized under a Declaration of       organized under a Declaration of
Trust, dated September 13, 1985, as    Trust, dated April 7, 1988, as amended
amended from time to time.  The        from time to time.  The obligations of
obligations of such Trust are not      such Trust are not personally binding
personally binding upon, nor shall     upon, nor shall resort be had to the
resort be had to the property of,      property of, any of the Trustees,
any of the Trustees, shareholders,     shareholders, officers, employees or
employees or agents of such Trust,     or agents of such Trust, but the Trust's
but the Trust's property only shall    property only shall
be bound.                              be bound.

GERLACH & CO.



By:
    --------------------------------
Its:
    --------------------------------

                                August 19, 1996

Mr. Bruce D. Atkinson
Chief Executive Officer
Control Devices, Inc.
228 Northeast Road
Standish, ME 04084

     RE: Securities Purchase Agreements dated July 29, 1994 (the "SPAs") between Control Devices, Inc. ("CDI") and Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors, MassMutual Participation Investors and MassMutual Corporate Value Partners (as transferees of a portion of Massachusetts Mutual Life Insurance Company's interest) (collectively, the "Investors"), respectively, as amended.

Dear Mr. Atkinson:

     CDI has requested that the Investors waive certain provisions of the SPAs. In connection therewith, please be advised that the undersigned agree to waive certain rights as set forth below. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the SPAs.

     1.   Waiver of Notice of Prepayment
          ------------------------------

     The Investors hereby waive the notice requirement of Section 9.5 in connection with a redemption of the Senior Fixed Rate Notes and the Subordinated Notes from the proceeds of an initial public offering consummated on or before December 31, 1996 (the "Offering").

     2.   Waiver of Registration on Request
          ---------------------------------

     The Investors hereby waive until 180 days after the effective date of the registration statement related to the Offering, their rights under Section 11.2 of the SPAs. The Investors expressly reserve their rights under Section 11.2 after such 180 days.

August 19, 1996
Page 2

     3.   Waiver of Notice of Registration
          --------------------------------

     The Investors hereby waive the written notice of registration required by
Section 11.3(a)(i) of the SPAs with respect only to the Offering. The Investors expressly reserve their rights under Section 11.3(a)(i) of the SPAs with respect to any other registration, qualification and/or compliance of any of CDI's securities.

     4.   Waiver of Incidental Registration Rights
          ----------------------------------------

     The Investors hereby waive their rights under Section 11.3(a)(ii) of the SPAs to require CDI to include among the securities registered for sale in the Offering any of the Registrable Shares. There being no Registrable Shares of the Investors in the Offering, the Investors waive their rights under Sections 11.4,
11.5 and 11.6 of the SPAs. The Investors expressly reserve their rights under
Section 11.3(a)(ii), 11.4, 11.5 and 11.6 with respect to any other registration, qualification and/or compliance of any of CDI's securities.

     5.   No Exercise of Preemptive Rights and Waiver of Notice
          -----------------------------------------------------

     The Investors hereby elect not to exercise their preemptive rights under
Section 13 of the SPAs and waive the 45 day notice period provided for in
Section 13(b)(ii) of the SPAs with respect to the issuance of Common Shares pursuant to the terms of an underwriters agreement in connection with the Offering. The Investors expressly reserve their rights (i) to exercise their preemptive rights pursuant to the SPAs, as amended, with respect to any other proposed issue of Equitable Securities by CDI and (ii) to notice pursuant to
Section 13(b)(ii) of the SPAs with respect to any other proposed issue of Equity Securities by CDI, and/or any other provision of the SPAs or the Operative Documents.

     6.   Consent to Amendment of Articles and Bylaws
          -------------------------------------------

     The Investors hereby waive the prohibition of Section 14.18(a)(iii) of the SPAs with respect to (i) the amendment and restatement of CDI's charter by the Amended and Restated Articles of Incorporation in substantially the form of Exhibit A attached hereto, (ii) the amendment and restatement of CDI's charter in substantially the form of the Amended and Restated Articles of Incorporation attached hereto as Exhibit B, and (iii) the amendment and restatement of CDI's bylaws in substantially the form of the Second Amended and Restated Code of Bylaws of CDI attached hereto as Exhibit C, provided however, the waivers are in
                                            -------- -------
each case conditioned upon the closing of the Offering.

August 19, 1996
Page 3

     7.   Waiver of Notice of Board Meeting
          ---------------------------------

     The Investors hereby waive their rights under Section 13(a) of the SPAs to notice of a meeting of the Board of Directors of CDI held on July 29, 1996 for the purpose of approving the Offering and certain other matters related to the Offering. The Investors expressly reserve their rights under Section 13(a) of the SPAs with respect to any other meeting of the Board of Directors of CDI.

     8.   Waiver of Anti-Dilution Provision
          ---------------------------------

     The Investors hereby waive their rights under Section 4 of the Warrants and Section E of Article III of the Articles of Incorporation with respect to (i) entering into an underwriting agreement in connection with the Offering and the issuance of shares of CDI pursuant thereto, (ii) the issuance of the Convertible RDI Notes and the issuance of shares upon conversion thereof, and (iii) the issuance of the Option to Purchase 200,000 Class A Common Shares granted to Dr. Dennis Hegyi on April 1, 1995 and the issuance of Class A Common Shares pursuant thereto. The Investors expressly reserve their rights under Section 4 of the Warrants and Section E of Article III of the Articles of Incorporation with respect to all other issuances of Equitable Securities.

August 19, 1996
Page 4

     Executed as of the date first above written.

MASSMUTUAL CORPORATE                     MASSACHUSETTS MUTUAL LIFE
VALUE PARTNERS LIMITED                     INSURANCE COMPANY

By: Massachusetts Mutual Life
      Insurance Company, as              By: /s/ Richard C. Morrison
      Investment Advisor                    -------------------------

                                         Its: Managing Director
                                             ------------------------
By: /s/ Richard C. Morrison
   -------------------------

Its: Managing Director
    ------------------------


MASSMUTUAL CORPORATE                     MASSMUTUAL PARTICIPATION
    INVESTORS                                   INVESTORS


By: /s/ Richard C. Morrison              By: /s/ Richard C. Morrison
   -------------------------                -------------------------

Its: Vice President                      Its: Vice President
    ------------------------                 ------------------------

The foregoing is executed on behalf      The foregoing is executed on behalf
of MassMutual Corporate Investors,       of MassMutual Participation Investors,
organized under a Declaration of         organized under a Declaration of
Trust, dated September 13, 1985, as      Trust, dated April 7, 1988, as amended
amended from time to time. The           from time to time. The obligations of
obligations of such Trust are not        such Trust are not personally binding
personally binding upon, nor shall       upon, nor shall resort be had to the
resort be had to the property of, any    property of, any of the Trustees,
of the Trustees, shareholders,           shareholders, officers, employees or
employees or agents of such Trust,       agents of such Trust, but the Trust's
but the Trust's property only shall      property only shall be bound.
be bound.